SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Citizens Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-5120010 (I.R.S. Employer Identification No.)

2174 EastRidge Center, Eau Claire, Wisconsin (Address of principal executive offices)	54701 (Zip Code)

               If this form relates to the registration of a class of securities pursuant to Section12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [     ]

               If this form relates to the registration of a class of securities pursuant to Section12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:     333-135527

Securities to be registered pursuant to Section 12(b) of the Act.

None

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock par value $.01 per share

(Title of Class)
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Item 1.	Description of Registrant's Securities to be Registered.

              For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "Description of Capital Stock of Citizens Community Bancorp, Inc." and "Market for the Common Stock" in the prospectus included in Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 (Registration Number 333-135527) dated August 10, 2006, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Citizens Community Bancorp, Inc. and Citizens Community Federal" in the Registrant's Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 referenced above.

Item 2.	Exhibits.

1.	Pre-Effective Amendment No. Two to the Registration Statement on Form S-1 (Registration Number 333-135527) dated August 10, 2006 is hereby incorporated by reference.
2.	Charter for Citizens Community Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration Number 333-135527) dated June 30, 2006 is hereby incorporated by reference.
3.	Bylaws of Citizens Community Bancorp, Inc., filed as Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration Number 333-135527) dated June 30, 2006 is hereby incorporated by reference.
4.	Specimen Stock Certificate, filed as Exhibit 4 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration Number 333-135527) dated August 10, 2006 is hereby incorporated by reference.

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SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date: August 10, 2006	By:	/s/ James G. Cooley James G. Cooley, President and Chief Executive Officer

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